UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 22, 2022
Marathon Oil Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware			1-1513		25-0996816
_____________________________________________ (State or other jurisdiction			_______________________________ (Commission		__________________________________ (I.R.S. Employer
of incorporation)			File Number)		Identification No.)

990 Town and Country Boulevard,	Houston,	Texas			77024-2217
____________________________________________________________ (Address of principal executive offices)					___________________________________________ (Zip Code)

Registrant’s telephone number, including area code:			(713)	629-6600

Not Applicable
________________________________________________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $1.00	MRO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 22, 2022, Marathon Oil Corporation (“Marathon Oil”) entered into a Term Credit Agreement by and among Marathon Oil, as borrower, Morgan Stanley Senior Funding, Inc., as administrative agent, Morgan Stanley Senior Funding, Inc., JPMorgan Chase Bank, N.A., Goldman Sachs Bank USA, RBC Capital Markets, TD Securities (USA) LLC, Canadian Imperial Bank of Commerce, New York Branch, Fifth Third Bank, National Association, Mizuho Bank, Ltd., MUFG Bank, Ltd., PNC Capital Markets LLC, Sumitomo Mitsui Banking Corporation, The Bank of Nova Scotia, Houston Branch, Truist Securities, Inc., U.S. Bank National Association, and Wells Fargo Securities, LLC, as joint lead arrangers and joint bookrunners, JPMorgan Chase Bank, N.A., as syndication agent, and Goldman Sachs Bank USA, Royal Bank of Canada, The Toronto-Dominion Bank, New York Branch, Canadian Imperial Bank of Commerce, New York Branch, Fifth Third Bank, National Association, Mizuho Bank, Ltd., MUFG Bank, Ltd., PNC Bank, National Association, Sumitomo Mitsui Banking Corporation, The Bank of Nova Scotia, Houston Branch, Truist Bank, U.S. Bank National Association, and Wells Fargo Bank, National Association, as co-documentation agents (the “Credit Agreement”), which provides for a two-year, $1.5 billion term loan facility. Borrowings under the Credit Agreement are intended to partially finance Marathon Oil’s previously announced acquisition of assets from Ensign Operating LLC, Ensign Operating II LLC and Ensign Operating III LLC (the “Ensign Acquisition”), and funding under the Credit Agreement is conditioned on, among other things, the Ensign Acquisition having been consummated or that it will be consummated substantially concurrently with funding of the loans (the “Funding Date”).
The loans under the Credit Agreement are scheduled to mature on the second anniversary of the Funding Date. Loans under the Credit Agreement bear interest, at Marathon Oil’s option, at (a) the Base Rate (as defined in the Credit Agreement), plus an applicable margin ranging from 25 basis points to 100 basis points, depending on Marathon Oil’s credit ratings, (b) the Adjusted Term SOFR (as defined in the Credit Agreement) or (c) the Daily SOFR (as defined in the Credit Agreement), plus, in each case, an applicable margin ranging from 125 basis points to 200 basis points, depending on Marathon Oil’s credit ratings.
The Credit Agreement contains representations and warranties, affirmative and negative covenants and events of default that Marathon Oil considers customary for an agreement of that type, including a covenant that requires Marathon Oil’s ratio of total debt to total capitalization (expressed as a percentage) not to exceed 65% as of the last day of each fiscal quarter. If an event of default exists, the lenders holding more than 50% of the commitments may terminate all of the commitments under the Credit Agreement and require the immediate repayment of all outstanding borrowings under the Credit Agreement.
One or more lenders party to the Credit Agreement have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending or commercial banking services for us and our subsidiaries, for which they have received, and may in the future receive, customary compensation and reimbursement of expenses.
The above description of the material terms and conditions of the Credit Agreement is a summary only and does not purport to be complete, and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 above is hereby incorporated into this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1*	Term Credit Agreement, dated as of November 22, 2022, among Marathon Oil Corporation, Morgan Stanley Senior Funding, Inc., as administrative agent, and the other financial institutions named therein
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*
Certain annexes, schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Marathon Oil Corporation hereby undertakes to furnish supplemental copies of any of the omitted annexes, schedules and exhibits upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marathon Oil Corporation

November 29, 2022	By:	/s/ Rob L. White

Name: Rob L. White
Title: Vice President, Controller and Chief Accounting Officer